Exhibit 15

May 11, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 23, 2009, on our review of interim financial information of Alcoa Inc. and its subsidiaries (the “Company”) for the three-month periods ended March 31, 2009 and 2008 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, is incorporated by reference in this Registration Statement on Form S-8 dated May 11, 2009.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania